Exhibit 14.(a).5

CONSENT

I hereby consent to the inclusion of the summary of my appraisal of Alon Holdings Blue Square's investment property under the captions "Property and Equipment" (note 6a) and “Investment Property” (note 7e, 7h) in the consolidated financial statements of Alon Holdings Blue Square-Israel Ltd. contained in the Annual Report on Form 20-F of Alon Holdings Blue Square-Israel Ltd. for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

Tel Aviv, Israel	/s/ Nahum Preminger
June 26, 2011	Real Estate Appraisal